CERTIFICATE OF AMENDMENT

I, Rosachely Rivera Santana, Secretary of State of the Government of Puerto Rico,

CERTIFY: That, SHORT TERM INVESTMENT FUND FOR PUERTO RICO

RESIDENTS, INC., register number 129223, filed the following transaction on

April 08, 2026, at 04:23 PM:

Officers Amendment

Previous	Current

BALLESTER CLAUDIO D	Ballester Claudio D.

ADMINISTRADOR	Administrador

250 AVE MUNOZ RIVERA, PISO 10, SAN JUAN, Puerto Rico, 00918	250 Ave. Munoz Rivera, Piso 10, SAN JUAN, Puerto Rico, 00918

250 AVE MUNOZ RIVERA, PISO 10, SAN JUAN, Puerto Rico, 00918 jessica.garcia@ubs.com	250 Ave. Munoz Rivera, Piso 10, SAN JUAN, Puerto Rico, 00918 jessica.garcia@ubs.com

Grau Jose H.

RIVERA WILLIAM	Tesorero(a)

Vice president	250 Ave. Munoz Rivera, Piso 10, SAN JUAN, Puerto Rico, 00918

250 AVE MUNOZ RIVERA, PISO 10, SAN JUAN, Puerto Rico, 00918	250 Ave. Munoz Rivera, Piso 10, SAN JUAN, Puerto Rico, 00918

250 AVE MUNOZ RIVERA, PISO 10, SAN JUAN, Puerto Rico, 00918 william.rivera@ubs.com	jose.grau@ubs.com

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico,
today, April 8, 2026.

Rosachely Rivera Santana

Secretary of State

Register No: 129223 Order No: 29834208 Transaction Date: 08-Apr-2026

Amendment to Articles of Incorporation

 129223 - SHORT TERM INVESTMENT FUND FOR PUERTO RICO RESIDENTS, INC.

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

 Officers

The name, street and mailing addresses and email address of the officers are:

Name:	Ballester Claudio D.

Title(s):	Administrador

Street Address:	250 Ave. Munoz Rivera, Piso 10, SAN JUAN, Puerto Rico, 00918

Mailing Address:	250 Ave. Munoz Rivera, Piso 10, SAN JUAN, Puerto Rico, 00918

Email:	jessica.garcia@ubs.com

Name:	Grau Jose H.

Title(s):	Tesorero(a)

Street Address:	250 Ave. Munoz Rivera, Piso 10, SAN JUAN, Puerto Rico, 00918

Mailing Address:	250 Ave. Munoz Rivera, Piso 10, SAN JUAN, Puerto Rico, 00918

Email:	jose.grau@ubs.com

 Supporting Documents

Document	Date Issued
Resolución Corporativa	08-Apr-2026

 STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, Garcia, Jessica [Otro - Fund Adm] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 8th day of April, 2026.

Amendment to Articles of Incorporation	Page 1 of 1